SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2004

TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)

(408) 919-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 7: Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Exhibit Title or Description
99.01	Press Release dated April 15, 2004.*

*	Furnished and not filed herewith, solely pursuant to Item 12.

Item 12: Results of Operations and Financial Condition.

On April 15, 2004, Transmeta Corporation, a Delaware corporation, issued a press release announcing, among other things, financial results for the quarter ended March 26, 2004. A copy of the press release is furnished as Exhibit 99.01 to this report. Transmeta made reference to non-GAAP financial information in this press release.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), Transmeta Corporation uses non-GAAP measures of operating results, net loss and net loss per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States. The non-GAAP financial measures included in our press release have been reconciled to the nearest GAAP financial measure as is required under SEC rules regarding the use of non-GAAP financial measures.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: April 15, 2004	By:	/s/ Svend-Olav Carlsen
Svend-Olav Carlsen, Chief Financial Officer

Exhibit Index

Exhibit
Number	Exhibit Title or Description
99.01	Press Release dated April 15, 2004.*

*	Furnished and not filed herewith, solely pursuant to Item 12.